UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 12, 2015, Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) delivered a letter to holders of its unclassified or “Class E” shares of common stock regarding amendments to the Class E Share Redemption Program and the commencement of a tender offer. A copy of the letter is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Items 7.01 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Events.

On November 12, 2015, the Company’s board of directors approved an Amended and Restated Class E Share Redemption Program (the “Amended Class E SRP”). Under the Amended Class E SRP, we have eliminated the one-year holding requirement and redemptions are only available with respect to unclassified or “Class E” shares of common stock in the event of the death or disability of a stockholder subject to the following limitation: unless approved by the board of directors, we will not make, during any consecutive twelve-month period, redemptions in the event of the death or disability of a stockholder that exceed five percent of the number of Class E shares of common stock outstanding at the beginning of such twelve-month period. Ordinary redemptions are no longer available under the Amended Class E SRP. All requests for redemption must be made in writing and received by us prior to the end of the applicable quarter and redemptions with respect to any calendar quarter will be effected on the 20th day following such calendar quarter (or, if not a business day, on the next business day) at a price equal to the net asset value (“NAV”) per share on the redemption date. If the board of directors decides to materially amend, suspend or terminate the Amended Class E SRP, we will provide stockholders with no less than 30 days written notice (relative to the redemption date). The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the stockholders. The Amended Class E SRP will be effective on December 12, 2015 and apply with respect to the fourth quarter of 2015. A copy of the Amended Class E SRP has been filed as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Letter to Class E Stockholders, dated November 12, 2015, incorporated by reference to Exhibit (a)(iii) of the Company’s Tender Offer Statement on Schedule TO, filed November 12, 2015

99.2	Amended and Restated Class E Share Redemption Program, effective December 12, 2015, incorporated by reference to Exhibit (d)(iv) of the Company’s Tender Offer Statement on Schedule TO, filed November 12, 2015

Forward-Looking Statements

This report contains forward-looking statements. Words such as “may,” “will,” “expect(s),” “could,” “should,” and “continue” and similar statements are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results that are materially different than those described in the forward-looking statements. We cannot give assurance that its expectations will be attained. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause our results to vary are general economic and business (particularly real estate and capital market) conditions being less favorable than expected, changes in laws or regulations (including changes to laws governing the taxation of REITs), failing to meet capital raising goals and other risks detailed in our 2014 Annual Report and our Annual Report on Form 10-K filed with the SEC (which is available at www.sec.gov), as well as risks detailed in our other filings made from time to time with the SEC. Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.

November 12, 2015

	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer